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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/05/1998
                                                             991336131 - 2952002

                          CERTIFICATE OF INCORPORATION
                                       OF
                            TASCO INTERNATIONAL, INC.

     FIRST: The name of this corporation shall be:

                            TASCO INTERNATIONAL, INC.

     SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

     THIRD: The purpose or purposes of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

     Eighty Million shares (80,000,000) shares with par value of One Tenth of One Mill ($0.0001) per share, amounting to Eight Thousand Dollars ($8000.00) are Common Stock, and Twenty Million (20,000,000) shares with a par value of One Tenth of One Mill ($0.0001) per share, amounting to Two Thousand Dollars ($2000.00) are Preferred Stock.

     FIFTH: The name and mailing address of the incorporator is as follows:

                            Chennell Mowbray
                            The Company Corporation
                            1013 Centre Road
                            Wilmington, DE 19805

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this sixth day of October, A.D. 1998.

                                        /s/ Chennell Mowbray
                                        -----------------------------
                                        Chennell Mowbray, Incorporator